                                                                       EX-99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights", with respect to RevenueShares Large Cap Fund, RevenueShares Mid Cap
Fund and RevenueShares  Small Cap Fund, and "Counsel and Independent  Registered
Public  Accounting Firm" in the Prospectuses and "Independent  Registered Public
Accounting  Firm"  in  the  Statement  of  Additional  Information  and  to  the
incorporation   by  reference  in  this   Registration   Statement  (Form  N-1A)
(Post-Effective  Amendment No. 5 to File No.  333-139501  and Amendment No. 7 to
File No.  811-21993) of  RevenueShares  ETF Trust of our report dated August 26,
2008 included in the 2008 Annual Report to shareholders.

                                         /s/ Ernst & Young LLP
                                         ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 24, 2008